UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2026

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 230	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2026, Nuvve Holding Corp. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-18 (the “Reverse Stock Split”).

The Certificate of Amendment provides that the Reverse Stock Split will become effective as of 12:01 a.m. Eastern Time on July 6, 2026 (the “Effective Time”), at which time every eighteen (18) shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. The Certificate of Amendment provides that in the event a stockholder would otherwise be entitled to receive a fraction of a share of Common Stock, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.

Trading of the Common Stock on the Nasdaq Capital Market on a split-adjusted basis will commence at market open on July 6, 2026. The new CUSIP number for the Common Stock following the Reverse Stock Split is 67079Y506.

As a result of the Reverse Stock Split, the issued and outstanding shares of Common Stock will be decreased from approximately 9,443,731 pre-split shares to approximately 524,652 post-split shares, subject to adjustment for fractional shares. The Reverse Stock Split will not change the number of authorized shares of the Common Stock.

The Reverse Stock Split will apply to the Company’s outstanding convertible securities, warrants, stock options and restricted stock units. The number of shares of Common Stock into which these outstanding securities are convertible or exercisable will be adjusted proportionately as a result of the Reverse Stock Split. The conversion prices of any outstanding convertible securities and the exercise prices of any outstanding warrants or stock options will also be proportionately adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

As previously announced, on June 23, 2026, the Company’s stockholders approved a reverse stock split proposal at a ratio in the range of 1-for-2 to 1-for-40, with the final ratio to be determined by the Company’s board of directors in its discretion without further approval from the Company’s stockholders. Subsequently on June 23, 2026, the Company’s board of directors approved the final reverse stock split ratio of 1-for-18 (the “Reverse Stock Split Ratio”).

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Company has registration statements on Form S-3 (File Nos. 333-288394 and 333-284988), registration statements on Form S-1 (File Nos. 333-292624, 333-289632, 333-287883, 333-286407 and 333-283451) and registration statements on Form S-8 (File Nos. 333-291915, 333-272687 and 333-259424) (collectively, the “Registration Statements”) on file with the Securities and Exchange Commission (the “SEC”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3, Form S-1 and/or Form S-8. The information incorporated by reference is considered part of the prospectus included within each of those registration statements. Information in this Item 8.01 is intended to be automatically incorporated by reference into each of the active Registration Statements, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed covered by the Registration Statements are proportionately reduced as of the effective time of the Reverse Stock Split at the Reverse Stock Split Ratio.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Nuvve Holding Corp.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2026

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer